Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE	NYSE American: GORO
December 3, 2025

GOLD RESOURCE CORPORATION REPORTS STRONG INITIAL PRODUCTION FROM THE THREE SISTERS AREA AT THE DON DAVID GOLD MINE

Denver, Colorado – December 3, 2025 – Gold Resource Corporation (NYSE American: GORO) (the “Company,” “we,” “our,” or “GRC”) is pleased to report strong production results for the past two weeks, as mining advances into the high-grade Three Sisters area at the Don David Gold Mine in Oaxaca, Mexico.

“The production values we have seen over the past two weeks confirm and validate the potential upside of the Three Sisters area,” stated Allen Palmiere, President and CEO. “While these exceptional results exceed what we expect on a sustained basis, they underscore the conservatism of our geological modelling and mine planning in addition to highlighting the potential of this zone to generate significant cash flow.”

Don David Gold Mine Mexico - Production Statistics November 8 to 24, 2025

During the two-week period operations delivered strong results, exceeding the mines planned tonnage and grades referred to below as Net Smelter Return (“NSR”) value in USD.

November 8–14

●	4,357 tonnes mined and 6,769 tonnes processed at an average NSR of $1,512 per tonne
●	The NSR is 129% higher than modelled

November 15–21

●	6,580 tonnes mined and 6,095 tonnes processed at an average NSR of $723 per tonne
●	The tonnes mined is 40% higher and the NSR 91% higher than planned and modelled.

Back Forty Project Michigan - Development Update

The Company has made a strategic decision to resume work on the Back Forty Project in Michigan. The Company is in discussions with consulting firms to complete a feasibility study and is planning on beginning the permitting process. A technical report summary for the Back Forty Project was filed in October 2023 and included a cash flow model based on $1,800 gold and $1.25 Zinc. The sensitivity analysis indicated that a 50% increase in the price of gold to $2,700 increased the net present value of the project by over 100% to approximately $430 million. While the economics were attractive when the study was completed, the project is much more robust at current consensus metal prices assumptions.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, the

Company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit the Company’s website, located at www.goldresourcecorp.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking words such as “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, (i) the actual fourth quarter production results and (ii) the Company’s plan to move forward with the Back Forty project. All forward-looking statements in this press release are based upon information available to the Company as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. Forward-looking statements are subject to risks and uncertainties. Additional risks related to the Company may be found in the periodic and current reports filed with the Securities and Exchange Commission by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which are available on the SEC’s website at www.sec.gov.

Contacts:

Allen Palmiere
Chief Executive Officer
Allen.Palmiere@GRC-USA.com
www.GoldResourceCorp.com